BPP ACQUISITION CORPORATION

                               CHARTER DOCUMENTS
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                               State of Delaware

                        Office of the Secretary of State

                         -------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BPP ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 1996, AT 3 0'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.


                                 [SEAL]            /s/ Edward J. Freel
                                          --------------------------------------
                                          Edward J. Freel, Secretary of State

2633533 8100                              AUTHENTICATION: 7991553

960178082                                           DATE: 06-18-96
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                          CERTIFICATE OF INCORPORATION
                                       OF
                          BPP ACQUISITION CORPORATION

                                   ARTICLE I

                              NAME OF CORPORATION

                        The name of this corporation is:

                          BPP Acquisition Corporation

                                   ARTICLE II

                               REGISTERED OFFICE

      The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III

                                    PURPOSE

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general Corporation Law of Delaware.

                                   ARTICLE VI

                            AUTHORIZED CAPITAL STOCK

      The corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of one cent ($0.01).

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 03:00 PM 06/16/1996
                                                         960178082 - 2633533
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                                   ARTICLE V

                                 INCORPORATION

      The name and mailing address of the incorporator of the corporation is:

                      Kurt B. Larsen
                      c/o  Aurora Capital Partners L.P.
                      1800 Century Park East, Suite 1000
                      Los Angeles, California 90067

                                   ARTICLE VI

                          BOARD POWER REGARDING BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                                  ARTICLE VII

                             ELECTION OF DIRECTORS

      Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                  ARTICLE VIII

                        LIMITATION OF DIRECTOR LIABILITY

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this
Article VIII at the time of such repeal or modification.


                                       2
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                                   ARTICLE IX

                                CORPORATE POWER

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X

                       CREDITOR COMPROMISE OR ARRANGEMENT

      Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholder or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, by binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                       3
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      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

Dated: June 18, 1996


                                               /s/ Kurt B. Larsen
                                               ---------------------------------
                                               Kurt B. Larsen, Incorporator

LC96164.076/37

                                       4

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                                                                          PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "BPP ACQUISITION CORPORATION", CHANGING ITS NAME FROM "BPP ACQUISITION

CORPORATION" TO "RBC LINEAR PRECISION PRODUCTS, INC.", FILED IN THIS OFFICE ON

THE TWENTIETH DAY OF MAY, A.D. 1997, AT 3 O'CLOCK P.M.


                                          /s/ Edward J. Freel
                  [ESTATE SEAL]           -----------------------------------
                                          Edward J. Freel, Secretary of State

2633533 8100                              AUTHENTICATION: 8484937
971173689                                           DATE: 05-28-97
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          BPP ACQUISITION CORPORATION
                            (a Delaware corporation)

            Michael S. Gostomski hereby certifies as follows:

            FIRST: He is the Chief Financial Officer and Secretary of BPP Acquisition Corporation, a Delaware corporation (the "Corporation").

            SECOND: Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            "The name of this corporation is:

                  RBC Linear Precision Products, Inc."

            THIRD: The foregoing amendment of the Certificate of Incorporation of the Corporation has been approved by the sole stockholder of the Corporation by written consent in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Michael S. Gostomski, its Chief Financial Officer and Secretary, as of this 15th day of May, 1997.


                                          /s/ Michael S. Gostomski
                                          -------------------------------------
                                          Michael S. Gostomski
                                          Chief Financial Officer and Secretary


                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 03:00 pm 05/20/1997
                                                  971164960 - 2633533